SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 5, 2013

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On April 5, 2013, First Financial Northwest, Inc. (the “Company”), the parent company of First Savings Bank Northwest (“Bank”), announced the termination of the Bank’s Memorandum of Understanding (“Bank MOU”) dated March 27, 2012, by and between the Bank and the Federal Deposit Insurance Corporation (“FDIC”) and the Washington Department of Financial Institutions (“DFI”).  The Bank MOU was terminated as a result of the steps the Bank took in complying with the Bank MOU, including improving its interest rate risk, maintaining its minimum capital levels, maintaining an adequate level of allowance for loan and lease losses, improving its lending and collection policies, augmenting management and improving the overall condition of the Bank.

The Company also announced that the Board of Governors of the Federal Reserve System (“Federal Reserve”) had lifted two conditions of the Company’s Memorandum of Understanding (“Company MOU”) dated April 10, 2010, by and between the Company and its former regulator, the Office of Thrift Supervision (“OTS”), which is now enforced by the Federal Reserve as the successor to the OTS.  The termination of these conditions allows the Company to hire new executive officers or appoint new directors without prior notification to, and approval by, the Federal Reserve and to make severance or other golden parachute payments with prior notification to, and approval by, the Federal Reserve.  The termination of these conditions is effective immediately. The Company continues to be subject to the other restrictions included in the Company MOU, and is still required to obtain the approval of the Federal Reserve prior to the repurchase of its common stock and for the payment of any cash dividends.

Finally, the Company also announced that the FDIC, Washington DFI and the Federal Reserve had lifted the “troubled condition” status of the Bank and the Company.  The removal of this troubled condition status is effective immediately.

A copy of the Company’s press release announcing the termination of the Bank MOU, the lifting of certain conditions of the Company MOU and the termination of the Bank’s and the Company’s troubled condition status is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release of First Financial Northwest, Inc. dated April 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: April 5, 2013	By: /s/Gary F. Kohlwes
Gary F. Kohlwes
Chairman of the Board